UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Doximity, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Doximity, Inc.
500 3rd St., Suite 510
San Francisco, CA 94107
June 14, 2023
Dear Doximity Stockholder:
We are pleased to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Doximity, Inc. (“Doximity”) for fiscal year 2023, to be held on July 26, 2023 at 9:00 a.m. Pacific Time. The Annual Meeting will be held virtually via a live audio-only webcast on the internet at http://www.virtualshareholdermeeting.com/DOCS2023. As described in the Notice, there are several ways to submit your vote until July 25, 2023, at 11:59 p.m. Eastern Time, and you can also vote during the meeting in accordance with the instructions provided in the Notice.
Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement for fiscal year 2023. You are entitled to vote at our Annual Meeting and any adjournments, continuations or postponements of our Annual Meeting only if you were a stockholder as of the close of business on June 1, 2023.
Thank you for your ongoing support of Doximity.
Sincerely,
Jeff Tangney
Chief Executive Officer, Director and Co-Founder
YOUR VOTE IS IMPORTANT
On or about June 14, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting of Stockholders (the “Proxy Statement”) and our 2023 Annual Report on Form 10-K (“2023 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2023 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on your proxy card. A copy of our 2023 Annual Report and our Proxy Statement are also available on our investor relations website at https://investors.doximity.com/overview/default.aspx.
Whether or not you plan to attend the meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our internet or telephonic voting system.

Doximity, Inc.
500 3rd St., Suite 510
San Francisco, CA 94107
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 26, 2023
Notice is hereby given that Doximity, Inc. will hold its Annual Meeting of Stockholders (the “Annual Meeting”) for fiscal year 2023 on July 26, 2023 at 9:00 a.m. Pacific Time via a live audio-only webcast on the internet at http://www.virtualshareholdermeeting.com/DOCS2023. As described herein, there are several ways to submit your vote until July 25, 2023, at 11:59 p.m. Eastern Time, and you can also vote during the meeting in accordance with the instructions provided herein.
We are holding the Annual Meeting for the following purposes, which are more fully described in the accompanying proxy statement:
•To elect two Class II directors to hold office until the annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified, subject to their earlier resignation or removal;
•To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2024;
•To hold a non-binding, advisory vote on the frequency of future advisory votes on executive compensation; and
•To transact any other business that properly comes before the Annual Meeting (including adjournments, continuations, and postponements thereof).
Our board of directors recommends that you vote “FOR” the director nominees named in Proposal One, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal Two, and "ONE YEAR" for the non-binding advisory vote on the frequency of future advisory votes on the compensation of Doximity’s named executive officers as described in Proposal Three.
We have elected to provide electronic access to our Annual Meeting materials, which include the proxy statement for our Annual Meeting of Stockholders (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. On or about June 14, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and our 2023 Annual Report on Form 10-K (“2023 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. Our Proxy Statement and our 2023 Annual Report can be accessed directly at the internet address www.proxyvote.com using the control number located on your proxy card.
Only stockholders of record at the close of business on June 1, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement.
By Order of the Board of Directors,
Jennifer Chaloemtiarana
General Counsel and Corporate Secretary
San Francisco, California
June 14, 2023

DOXIMITY, INC.
ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

DOXIMITY, INC.
500 3rd St., Suite 510
San Francisco, CA 94107
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 26, 2023
GENERAL INFORMATION
Our board of directors (our “board”) solicits your proxy on our behalf for the Annual Meeting of Stockholders (the “Annual Meeting”) for fiscal year 2023 and at any adjournment, continuation or postponement of the Annual Meeting for the purposes set forth in this proxy statement for our Annual Meeting of Stockholders (this “Proxy Statement”) and the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually via a live audio-only webcast on the internet on July 26, 2023 at 9:00 a.m. Pacific Time. On or about June 14, 2023, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report on Form 10-K (“2023 Annual Report”). If you held shares of our Class A common stock or Class B common stock at the close of business on June 1, 2023 you are invited to attend the meeting at http://www.virtualshareholdermeeting.com/DOCS2023 and vote on the proposals described in this Proxy Statement. As described in this Proxy Statement, there are several ways to submit your vote until July 25, 2023, at 11:59 p.m. Eastern Time, and you can also vote during the meeting in accordance with the instructions provided herein.
In this Proxy Statement the terms “Doximity,” “the Company,” “we,” “us” and “our” refer to Doximity, Inc. and its subsidiaries. The mailing address of our principal executive offices is Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107. The Company’s fiscal year ends on March 31st. Unless otherwise noted, all references to a particular year shall mean the Company’s fiscal year.

What matters are being voted on at the Annual Meeting?
You will be voting on:
•The election of two Class II directors to serve until the annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified;
•A proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2024;
•A non-binding advisory vote on the frequency of future advisory votes on executive compensation; and
•Any other business as may properly come before the Annual Meeting.

How does the board recommend that I vote on these proposals?
Our board recommends a vote:
•“FOR” the election of Kevin Spain and Timothy Cabral as Class II directors;
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2024; and
•"ONE YEAR" for the non-binding advisory vote on the frequency of future advisory votes on the compensation of Doximity's named executive officers.

Who is entitled to vote?
Holders of either class of our common stock at the close of business as of June 1, 2023, the record date for our Annual Meeting (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 121,554,901 shares of our Class A common stock and 73,223,944 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are sometimes collectively referred to in this Proxy Statement as our “common stock.”
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote by internet during the meeting or vote through the internet, by telephone or, if you request or receive paper proxy materials by mail, by filling out and returning the proxy card. Throughout this Proxy Statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank or nominee. You can also choose to vote your shares before the Annual Meeting by internet or telephone or by internet during the Annual Meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank or nominee makes those instructions available. Beneficial owners are also invited to attend the Annual Meeting.

What do I need to be able to attend the Annual Meeting online?	We will be hosting our Annual Meeting via live audio-only webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DOCS2023. The webcast (and your opportunity to vote online, if you did not submit your vote in advance or if you wish to change your vote) will start promptly at 9:00 a.m. Pacific Time on July 26, 2023. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time and you should allow sufficient time for the check-in procedures. Stockholders may vote while attending the Annual Meeting online, although we urge you to vote before the meeting using this proxy for efficiency of administration. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What if I have technical difficulties or trouble accessing the Annual Meeting?	If you encounter any technical difficulties with accessing the audio-only webcast during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

How many votes are needed for the approval of each proposal?
Proposal One. Directors shall be elected by a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. You may vote “For” or “Withhold” your vote for each of the nominees in the election of directors. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.
Proposal Two. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending March 31, 2024 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on Proposal Two. Abstentions will have the same effect as a vote “Against” this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Proposal Three. Approval of the say-on-frequency proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on Proposal Three. The preferred frequency of future non-binding advisory votes on the compensation of our named executive officers will be the option that receives the highest number of votes from the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the effect of a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. As an advisory vote, this proposal is not binding on the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board values the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making a determination as to the frequency of future non-binding advisory votes on the compensation of our named executive officers. Our Board may decide that it is in the best interests of our stockholders that the Company hold an advisory vote on named executive officer compensation more or less frequently than the option preferred by our stockholders.

What is the quorum requirement?	A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote at the meeting for the purposes of determining a quorum.

How do I vote?
If you are a stockholder of record, there are four ways to vote:
(1)by internet at proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on July 25, 2023 (have your Notice and proxy card in hand when you visit the website);
(2)by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on July 25, 2023 (have your Notice and proxy card in hand when you call);
(3)by marking, signing, and dating your proxy card and mailing it to Doximity, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (if you received printed proxy materials). Your proxy card must be received at the above location before 11:59 p.m. Eastern Time on July 25, 2023; or
(4)by internet during the Annual Meeting. Instructions on how to attend and vote at the Annual Meeting are described at proxyvote.com.
In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m. Eastern Time on July 25, 2023. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.
If you are a street name stockholder, please follow the instructions from your broker, bank or other nominee to vote by internet, telephone or mail before the meeting, or by internet during the Annual Meeting, in each case by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank or nominee makes those instructions available.

Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•notifying our Corporate Secretary, in writing, at Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107. Such notice must be received at the above location before 11:59 p.m. Eastern Time on July 25, 2023;
•voting again using the telephone or internet before 11:59 p.m. Eastern Time on July 25, 2023 (your latest telephone or internet proxy is the one that will be counted); or
•attending and voting during the Annual Meeting. Simply logging into the Annual Meeting will not, by itself, revoke your proxy.
If you are a street name stockholder, you may revoke any prior voting instructions by contacting your broker, bank or other nominee or by attending the Annual Meeting and voting by internet during the meeting by using the 16-digit control number, which is in the instructions accompanying your proxy materials, if your broker, bank or nominee makes those instructions available.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board. Jeffrey Tangney, Anna Bryson, and Jennifer Chaloemtiarana have been designated as proxy holders by our board. When proxies are properly granted, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, continued or postponed, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is the effect of votes withheld, abstentions and broker non-votes?
Votes withheld from any nominee, abstentions and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions have the same effect as a vote “against” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending March 31, 2024. Abstentions and broker non-votes will each have no effect on the outcome of the non-binding advisory vote on the frequency of future advisory votes on executive compensation.
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending March 31, 2024. Absent direction from you, your broker will not have discretion to vote on Proposal One (election of directors) and Proposal Three (say-on-frequency), which are “non-routine” matters.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this Proxy Statement and our 2023 Annual Report, primarily via the internet. On or about June 14, 2023, we mailed to our stockholders a Notice that contains instructions on how to access our proxy materials on the internet, how to vote at the meeting and how to request printed copies of the proxy materials and our 2023 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings of stockholders.

Where can I find the voting results of the Annual Meeting?	We will announce preliminary results at the Annual Meeting. We will also disclose final results by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

How are proxies solicited for the Annual Meeting?	Our board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:
Doximity, Inc.
Attention: Corporate Secretary
500 3rd St., Suite 510
San Francisco, CA 94107
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting, our Corporate Secretary must receive the written proposal at our principal executive offices not later than February 15, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Doximity, Inc.
Attention: Corporate Secretary
500 3rd St., Suite 510
 San Francisco, CA 94107
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the annual meeting of stockholders to be held in 2024, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 15, 2024; and
•not later than the close of business on March 17, 2024
In the event we hold the such annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of an intention to present a proposal at an annual meeting of stockholders does not appear to present such proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our nominating and governance committee. Any such recommendations must include the nominee’s name and qualifications for membership on our board and be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Corporate Governance.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Additionally, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than May 27, 2024.
Availability of Bylaws
A copy of our bylaws is available via the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Why is this Annual Meeting being held virtually?
We are hosting this meeting virtually at http://www.virtualshareholdermeeting.com/DOCS2023 in order to provide ease of access, real-time communication and cost savings for our stockholders and our Company. Hosting a virtual meeting provides easy access for our stockholders and facilitates participation since stockholders can participate from any location around the world.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board is divided into three staggered classes of directors. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors expires at the annual meeting to be held in 2024 and the term of the Class I directors expires at the annual meeting to be held in 2025. After the initial terms expire, directors are expected to be elected to hold office for a subsequent three-year term or until the election and qualification of their successors in office.
Nominees
Our board has nominated Mr. Kevin Spain and Mr. Timothy Cabral for re-election as Class II directors to hold office until the annual meeting of stockholders to be held in 2026 or until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each of the nominees is a current Class II director and member of our board and has consented to serve if elected.
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by our present board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board. Our board may fill such vacancy at a later date or reduce the size of our board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Vote Required

Directors shall be elected by a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. You may vote “For” or “Withhold” your vote for the nominees in the election of directors. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused our board to determine that the person should serve as a director of the Company. In addition to the information presented below regarding each nominee’s and continuing director’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our board. Finally, we value our directors’ diversity and experience in relevant areas of business management and on other boards and board committees.
Our corporate governance guidelines also dictate that a majority of our board be comprised of directors whom our board has determined are “independent” directors under the published listing requirements of the New York Stock Exchange (“NYSE”).

Directors
The following table sets forth information regarding our directors, including their ages, as of June 1, 2023:

Name	Age	Positions and Offices Held with the Company	Class
Employee Directors:
Jeffrey Tangney	50	Chief Executive Officer and Director	I

Non-Employee Directors:
Kevin Spain (1)(2)	51	Director	II
Phoebe L. Yang (2)(3)	54	Director	III
Regina Benjamin (1)(3)	66	Director	III
Kira Wampler (2)(3)	50	Director	I
Timothy Cabral (1)	56	Director	II
____________
(1)Member of the audit committee.
(2)Member of the compensation committee.
(3)Member of the nominating and governance committee.
Class II Director Nominees
Kevin Spain. Mr. Spain has served as a member of our board of directors since March 2011. Since March 2011, Mr. Spain has served as general partner of Emergence Capital Partners, a venture capital firm, and served as a principal of Emergence Capital Partners from September 2006 to March 2011. Prior to joining Emergence Capital Partners, Mr. Spain was a member of the corporate development group of Microsoft Corporation, a computer software company, from June 2003 to May 2006, and a member of the corporate development group of Electronic Arts Inc., a game software content and services company, from September 2000 to May 2003. Mr. Spain was previously co-founder and chief executive officer of Madison.com, Inc., which provided a hosted marketing management solution for small and medium sized companies. Mr. Spain served on the board of directors of Veeva Systems Inc., a public cloud-computing company, from May 2008 to July 2014. Mr. Spain currently serves on the board of directors of several privately held companies. Mr. Spain holds a B.A. in Business Administration from the University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania.
We believe Mr. Spain is qualified to serve on our board of directors because of his extensive industry experience and his experience advising other public companies.
Timothy Cabral. Mr. Cabral has served as a member of our board of directors since September 2020. From February 2010 to September 2020, Mr. Cabral served as chief financial officer for Veeva Systems Inc., or Veeva, a public cloud-computing company, during which time the company launched its initial public offering. From February 2008 to February 2010, Mr. Cabral served as chief financial officer and chief operations officer for Modus Group, LLC, a private a wireless solutions and services company, and served as chief financial officer and vice president of operations for Agistics, Inc., a private employee management services company, from March 2005 to June 2007. Prior to its acquisition by Oracle Corporation, Mr. Cabral spent more than seven years at PeopleSoft, Inc., a computer technology company, beginning in November 1997, where he held various positions, including vice president of products & technology finance from June 1999 to January 2005 and senior director of corporate financial planning and analysis from November 1997 to June 1999. Mr. Cabral has served on the board of directors of ServiceTitan, Inc. a private cloud-based home services company, since December 2019, on the board of directors of Veeva since January 2022, and on the board of Singlestore, Inc. a cloud database company, since March 2021. Mr. Cabral previously served on the board of directors of Apttus Corporation, a private software provider, from October 2017 to October 2018, when it was acquired by Thoma Bravo. Mr. Cabral holds a B.S. in Finance from Santa Clara University and an M.B.A. from the Leavey School of Business at Santa Clara University.
We believe Mr. Cabral is qualified to serve on our board of directors because of his previous experience in a lead role of a company during its initial public offering and management thereafter.
Continuing Members of the Board of Directors
Jeffrey Tangney. Mr. Tangney is our co-founder and has served as our Chief Executive Officer and as a member of our board of directors since our inception in April 2010. Jeffrey Tangney co-founded Epocrates, Inc., a mobile medical reference app company, in June 1999, and held various management positions at Epocrates through March 2010, most recently as its president and chief operating officer, as well as executive vice president of sales and marketing, since September 2005. From June 1993 to August 1997, Mr. Tangney served as a manager of ZS Associates, a consulting firm. Mr. Tangney holds a B.S. in Economics and Math from the University of Wisconsin-Madison and an M.B.A. from the Stanford Graduate School of Business.
We believe Mr. Tangney is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our Chief Executive Officer.
Kira Wampler. Ms. Wampler has served as a member of our board of directors since March 2020. Ms. Wampler has served as venture chair of Redesign Health Inc., a private investment firm and healthcare innovation platform, since February 2020. From November 2016 to March 2019, Ms. Wampler served as the chief executive officer of Art.com Inc., a private art retailer company, during which time she led the company through its acquisition by Walmart Inc. From December 2014 to November 2016, Ms. Wampler served as the chief marketing officer of Lyft, Inc., a mobile ride-sharing app. Ms. Wampler also previously served as chief marketing officer of Trulia, Inc., a private real estate listing company, from November 2013 to November 2014. Ms. Wampler has served on the boards of directors of private companies including Candid Care Co. from September 2019 to January 2023, Personal Capital Corporation from March 2019 to August 2020, and Healthline Media, Inc. from March 2019 to August 2019. Ms. Wampler holds a B.S. in Foreign Services from Georgetown University School of Foreign Services, where she majored in History and Diplomacy, and an M.B.A. from the Fuqua School of Business at Duke University.
We believe Ms. Wampler is qualified to serve on our board of directors because of her extensive experience advising technology companies as both a director and executive.
Regina Benjamin, M.D. Dr. Benjamin has served as a member of our board since September 2020. Dr. Benjamin is currently the founder and chief executive officer of, and is a practicing physician at, BayouClinic, Inc., since January 1990. Dr. Benjamin was appointed as the 18th United States Surgeon General by President Barack Obama in July 2009 and served in that role from November 2009 to August 2013. In addition, Dr. Benjamin has approximately 30 years of experience as a practicing family physician. Dr. Benjamin has served as the founder and chief executive officer of the BayouClinic/Gulf States Health Policy Center since 1990, and as the NOLA.com/Times Picayune Endowed Chair in Public Health Sciences at Xavier University of Louisiana since September 2013. Dr. Benjamin served as a member of the boards of directors of each of the Oak Street Health, Inc., a public healthcare services company, from October 2020 to May 2023, Ascension Health Alliance, a private healthcare company, since June 2014, Computer Programs and Systems, Inc., a public technology company, since November 2017, and Kaiser Foundation Hospitals and Health Plan since June 2015. Dr. Benjamin also serves on the advisory board of HealthQuest Capital, a private growth capital firm, since May 2020. Dr. Benjamin served on the board of directors of Alere Inc., a public medical device company, from December 2013 to July 2015, as a member of the March of Dimes Board of Trustees from June 2014 to June 2019, Diplomat Pharmacy, Inc., a public company providing specialty pharmacy services, prior to its acquisition by OptimRx, April 2017 to 2015, and as a member of ConvaTec Group plc, a public medical products and technologies company, from August 2017 to May 2022. Dr. Benjamin holds a B.S. in Chemistry from Xavier University of Louisiana, an M.D. from the University of Alabama at Birmingham, and an M.B.A from Tulane University.
We believe Dr. Benjamin is qualified to serve on our board of directors because of her extensive experience in both business and practice as a medical doctor and her experience advising other public companies.
Phoebe L. Yang. Ms. Yang has served as a member of our board of directors since August 2022. Ms. Yang currently serves on the board of directors of each of GE Healthcare, a leading global S&P 500 medical technology and solutions company, since January 2023, and CommonSpirit Health, one of the largest U.S. tax-exempt health systems, since July 2020. From May 2020 to September 2022, Ms. Yang served as General Manager, Amazon Web Services, Healthcare, where she led Amazon’s cloud business focused on enabling healthcare enterprises with advanced cloud technologies. From 2013 to 2018, Ms. Yang served as Chief Strategy Officer and Chief Architect for Population Health at Ascension Health, one of the largest U.S. tax-exempt health systems. Ms. Yang holds a B.A. from the University of Virginia, and a J.D. from Stanford Law School, where she was President of the Stanford Law Review.
We believe Ms. Yang is qualified to serve on our board of directors because of her extensive industry experience as both a director and executive.

PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending March 31, 2024, and we are asking you and other stockholders to ratify this appointment. During fiscal 2023, Deloitte served as our independent registered public accounting firm.
Although ratification of the appointment of Deloitte is not required by our bylaws or otherwise, our board is submitting the appointment of Deloitte to stockholders for ratification as a matter of good corporate governance. A majority of the votes properly cast is required in order to ratify the appointment of Deloitte. In the event that a majority of the votes properly cast do not ratify this appointment of Deloitte, our audit committee will reconsider whether or not to retain Deloitte. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the stockholders.
We expect that representatives of Deloitte will attend the Annual Meeting, but given the audio-only nature of this Annual Meeting, they will not make a statement or respond to questions from stockholders at that time.
Audit Committee Charter and Practices on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Our audit committee operates under the audit committee charter pursuant to which our audit committee must pre-approve all auditing services and non-audit services to be provided to the Company by independent auditors. Pursuant to the audit committee charter, the pre-approval requirement is waived for non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act apply. Further, our audit committee may delegate authority to pre-approve non-audit services to the audit committee chair up to a dollar amount agreed upon by our audit committee, who shall report all pre-approval decisions to our audit committee at its next scheduled meeting.
Audit Fees
The following table sets forth the fees billed or to be billed by Deloitte and its affiliates for professional services rendered with respect to the years ended March 31, 2023 and 2022. All of these services were approved by our audit committee.

Fee Category	2023	2022
Audit Fees (1)	$2,432,707	$1,525,999
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	7,391	7,807
Total Fees	$2,440,098	$1,533,806
_____________
(1)Audit Fees consist of fees for professional services provided in connection with the audit of our consolidated financial statements, including reviews of our quarterly condensed consolidated financial statements and accounting consultations billed as audit services.
(2)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. The other fees billed in both 2023 and 2022 were for the Company’s subscription to the Deloitte Accounting Research Tool, a web-based library of accounting and financial disclosure literature.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our year ending March 31, 2024 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “Against” this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2024.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Doximity specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.
This report is submitted by the audit committee of the board. The audit committee consists of the directors whose names appear below. None of the members of the audit committee is an officer or employee of Doximity, and the board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable NYSE rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE.
The audit committee’s general role is to assist the board in monitoring the Company’s financial reporting process and related matters. The audit committee’s specific responsibilities are set forth in its charter.
The audit committee has reviewed the Company’s consolidated financial statements for the year ended March 31, 2023 and met with its management team, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.
In addition, the audit committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.
Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the board that the Company’s audited consolidated financial statements for the year ended March 31, 2023 to be included in its fiscal 2023 Annual Report.
Audit Committee
Timothy Cabral (Chair)
Regina Benjamin
Kevin Spain

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages, as of June 1, 2023. Our executive officers are appointed by, and serve at the discretion of, our board and each holds office until a successor is duly elected and qualified or until such officer’s earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Positions
Jeffrey Tangney	50	Chief Executive Officer and Director
Anna Bryson	33	Chief Financial Officer
Paul Jorgensen	53	Chief Revenue Officer
Nate Gross, M.D.	39	Chief Strategy Officer
Jennifer Chaloemtiarana	55	General Counsel
Information Concerning Executive Officers
In addition to Mr. Tangney, who serves as a director, our executive officers as of June 1, 2023 consisted of the following:
Anna Bryson. Ms. Bryson has served as our Chief Financial Officer since February 2021. From August 2017 to February 2021, Ms. Bryson served in various finance roles within our company, most recently as our VP of Strategic Finance, Financial Planning, and Analysis. Prior to joining our company, Ms. Bryson served as the founder and chief executive officer of ACB Capital, an investment advisory firm, from June 2012 to July 2017. Ms. Bryson holds both a B.A. and an M.A. in Philosophy, Politics, and Economics from the University of Oxford.
Paul Jorgensen. Mr. Jorgensen has been our Chief Revenue Officer since February 2022, after serving as our Senior Vice President leading our multi-market sales organization since 2017. Prior to Doximity, Mr. Jorgensen was Vice President of Enterprise Sales at One Medical Group and held several leadership positions at Epocrates, Inc. He received his B.A. from the University of Georgia.

Nate Gross, M.D. Dr. Gross is our co-founder and has served as our Chief Strategy Officer since February 2021, after serving as Vice President of Business Development and in various strategy, finance and product roles within our company since 2012, preceded by serving on contract since 2010 while finishing graduate school. Starting in 2011, he has served as co-founder and member of the board of directors of Rock Health, a digital health nonprofit. Dr. Gross holds a B.A. in Government from Claremont McKenna College, M.B.A from Harvard Business School and M.D. from the Emory University School of Medicine.

Jennifer Chaloemtiarana. Ms. Chaloemtiarana has been our General Counsel since August 2020. From November 2019 to July 2020, she was Chief Legal Officer and Corporate Secretary of Rodan & Fields, responsible for the legal and compliance functions, and prior to that, since 2014, was General Counsel, Corporate Secretary and Chief Privacy Officer of Castlight Health, Inc., responsible for the legal, compliance and security functions. Ms. Chaloemtiarana holds a B.S. from Cornell University and a J.D. from the University of Michigan Law School, where she was a Contributing Editor of the Michigan Law Review.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our board, which is elected by our stockholders. In carrying out its responsibilities, our board selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.
Our board and management team are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), SEC rules and NYSE Listed Company Manual standards.
Besides verifying the independence of the members of our board and committees (which is discussed in the section titled “Independence of Our Board of Directors”), at the direction of our board, we also:
•Periodically review and make necessary changes to the charters for our audit, compensation, and nominating and governance committees;
•Establish disclosures control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;
•Have a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters in place; and
•Have a code of conduct that applies to our employees, officers and directors, including our chief executive officer, president, chief financial officer, and other executive and senior financial officers.
In addition, we have adopted a set of corporate governance guidelines. Our nominating and governance committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to our board concerning corporate governance matters. A copy of our corporate governance guidelines can be found on our investor relations website at https://investors.doximity.com/governance/governance-documents/default.aspx. Our corporate governance guidelines address such matters as:
•Director Independence - Independent directors must constitute at least a majority of our board;
•Monitoring Board Effectiveness - Our board must conduct an annual self-evaluation of our board and its committees;
•Board Access to Independent Advisors - Our board as a whole, and each of its committees separately, have authority to retain independent experts, advisors or professionals as each deems necessary or appropriate; and
•Board Committees - All members of the audit, compensation, and nominating and governance committees are independent in accordance with applicable NYSE Listed Company Manual requirements.
Independence of Our Board of Directors
As required under NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The board of directors consults with the company’s counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationship between each director, or any of such director’s family members, and the Company, its senior management and its independent auditors, our board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Spain, Ms. Yang, Dr. Benjamin, Ms. Wampler and Mr. Cabral. In making this determination, our board found that none of these directors or nominees had a material or other disqualifying relationship with the Company.
In making those independence determinations, our board took into account certain relationship and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our board or their affiliates.
Board Leadership Structure
The Company’s board is currently chaired by the Chief Executive Officer of the Company, Mr. Tangney.
The Company believes that combining the positions of Chief Executive Officer and chairperson helps to ensure that the Board and management act with a common purpose, providing a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/chairperson is well positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a chairperson with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer).
Our Board’s Role in Risk Oversight
Our board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Our board believes that open communication between our management team and our board is essential to management and oversight. Our board meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board, as well as at such other times as they deem appropriate, where, among other topics, they discuss major risk exposures, their potential impact on our business and steps we take to manage them.
While our board is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee oversees and reviews the Company’s guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management. More specifically, our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk assessment and risk management in the areas of internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance, liquidity risk, enterprise risk management and cybersecurity. Our audit committee also discusses and considers with our management team and Deloitte & Touche LLP the Company's major financial, operational, privacy, security, competition, regulatory, enterprise, cybersecurity, and accounting risk exposures or other exposures and the steps that the Company's management has taken to monitor and control such exposures. Our nominating and governance committee assists our board in fulfilling its oversight responsibilities with respect to the management of risk associated with our board’s organization, membership, structure, corporate governance and environmental, social and governance initiatives. Our compensation committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board reviews strategic and operational risk in the context of reports from our management team, receives reports on all significant committee activities at each regular meeting and evaluates the risks inherent in significant transactions.
Meetings of Our Board
In fiscal 2023, our board held five meetings, and acted by unanimous written consent one time. Each director attended at least 75% of all meetings of our board and the committees on which he or she served that were held during fiscal 2023. Under our corporate governance guidelines, directors are expected to spend the time needed and meet as frequently as our board deems necessary or appropriate to discharge their responsibilities. Directors are also expected to make efforts to attend our annual meeting of stockholders, all meetings of our board and all meetings of the committees on which they serve.
Code of Conduct
Our board has adopted a code of conduct that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our code of conduct is available on our investor relations website at https://investors.doximity.com/governance/governance-documents/

default.aspx. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendments to, or waiver from, a provision of our code of conduct by posting such information on the website address and location specified above. During fiscal 2023, no waivers were granted from any provision of the code of conduct.
Risks Related to Compensation Policies and Practices
As part of its oversight function, our board, and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, policies and awards, and believes that our compensation plans, policies and awards, balance an appropriate risk and reward profile in relation to our overall business strategy and do not encourage our employees, including our executive officers, to engage in risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.
Committees of Our Board
Our board has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board. Each of the audit, compensation, and nominating and governance committees operates pursuant to a separate written charter adopted by our board that is available to stockholders at https://investors.doximity.com/governance/governance-documents/default.aspx.
Audit Committee
Our audit committee consists of Messrs. Cabral and Spain and Dr. Benjamin, with Mr. Cabral serving as Chair. The Board reviews the NYSE listing standards definition of independence for audit committee members on an annual basis and has determined that all members of the audit committee meet the requirements for independence under NYSE listing standards and SEC rules and regulations. Each member of our audit committee meets the financial literacy requirements of NYSE listing standards. In addition, our board has determined that Mr. Cabral is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”). Our audit committee, among other things:
•selects a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•helps to ensure the independence and performance of the independent registered public accounting firm;
•discusses the scope and results of the audit with the independent registered public accounting firm and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviews our policies on risk assessment and risk management;
•reviews related party transactions;
•obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal control procedures, any material issues with such procedures and any steps taken to deal with such issues; and
•approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.
Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. In fiscal 2023, our audit committee held four meetings.

Compensation Committee
Our compensation committee consists of Mmes. Yang and Wampler and Mr. Spain, with Mr. Spain serving as Chair. All current members of the compensation committee meet the requirements for independence under NYSE listing standards and SEC rules and regulations. Dr. Kliman, who resigned from the board in August 2022, was independent during the tenure of his service as a director. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board relating to compensation of our executive officers. Our compensation committee, among other things:
•reviews, or determines, or makes recommendations to our board regarding, the compensation of our Chief Executive Officer and all executive officers;
•administers our stock and equity incentive plans, and approves grants to our executive officers and directors;
•reviews and approves, or makes recommendations to our board regarding our compensation plans and programs;
•establishes and reviews general policies relating to compensation and benefits of our employees;
•oversees and at least annually reviews management's assessment of major compensation-related risk exposures and the mitigation thereof;
•periodically reviews our human capital strategies, initiatives, and programs with respect to our employee health, safety and well-being; engagement; pay equity; and diversity and inclusion;
•periodically reviews and recommends to our board the type and amount of compensation paid to directors; and
•considers the results of stockholder advisory votes on executive compensation and the frequency of such vote.
Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. In fiscal 2023, our compensation committee held three meetings and acted by unanimous written consent four times.
Compensation Committee Interlocks and Insider Participation
During fiscal 2023, Mmes. Yang and Wampler and Messrs. Spain and Kliman served as members of the compensation committee. Dr. Kliman served on the compensation committee until his resignation on August 2, 2022. None of the members of our compensation committee is or has been an officer or employee of our Company or has had any other relationship requiring disclosure herein. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. See the section titled “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our compensation committee or their affiliates.
Nominating and Governance Committee
Our nominating and governance committee consists of Mmes. Yang and Wampler and Dr. Benjamin, with Ms. Wampler serving as Chair. Dr. Kliman, who resigned from the board in August 2022, was independent during the tenure of his service as a director. All members of the nominating and governance committee meet the requirements for independence under NYSE listing standards and SEC rules and regulations. Our nominating and governance committee, among other things:
•identifies, evaluates and selects, or makes recommendations to our board regarding, nominees for election to our board and its committees;
•evaluates the performance of our board and of individual directors;
•considers and makes recommendations to our board regarding the composition of our board and its committees;
•reviews developments in corporate governance practices;
•evaluates the adequacy of our corporate governance practices and reporting; and
•develops and makes recommendations to our board regarding corporate governance guidelines and matters.

The nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of the NYSE. In fiscal 2023, our nominating and governance committee held two meetings.
Identifying and Evaluating Director Nominees
Our board has delegated to our nominating and governance committee the responsibility of identifying suitable candidates for nomination to our board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines and the committee’s charter. Our nominating and governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be appropriate in the evaluation process. Our nominating and governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board. Based on the results of the evaluation process, our nominating and governance committee recommends candidates for our board’s approval as director nominees for election to our board.
Minimum Qualifications
Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees and will consider all facts and circumstances that it deems appropriate or advisable. In its identification and evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our board, as well as the needs of our board and the respective committees of our board. Some of the qualifications that our nominating and governance committee consider include, without limitation, issues of character, ethics, integrity, judgment, independence, diversity, skills, education, expertise, business acumen, length of service, understanding of our business and industry, and other commitments. Although our board does not maintain a specific policy with respect to board diversity, our board believes that our board should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences.
Nominees must also have proven achievement and competence in their field, the ability to exercise sound business judgment, an objective perspective, the ability to offer advice and support to our management team, and the ability to make significant contributions to our success. Nominees must also have skills that are complementary to those of our existing board, the highest ethics, a commitment to the long-term interests of our stockholders, and an understanding of the fiduciary responsibilities that are required of a director. Nominees must have sufficient time available in the judgment of our nominating and governance committee to effectively perform all board and committee responsibilities. Members of our board are expected to prepare for, attend and participate in all meetings of our board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the company's and our stockholders’ best interests. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board the director nominees for selection.
Stockholder Recommendations
Eligible stockholders may submit recommendations for director candidates to our nominating and governance committee by sending the individual’s name and qualifications to our General Counsel at Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107, who will forward all recommendations to our nominating and governance committee. Any such recommendations should include the information required by our bylaws. Our nominating and governance committee will evaluate any candidates properly recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or members of our management team.
Stockholder and Interested Party Communications
Our board provides to every stockholder and interested party the ability to communicate with our board, as a whole, and with individual directors on our board through an established process for stockholder and interested party communication. A stockholder or interested party may send any communications directed to our board as a whole to our General Counsel at Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107, or legal@doximity.com. If communication is directed to an individual director in such capacity as a member of our board, such communication may be sent to the attention of the individual director, care of the General Counsel at the foregoing address.
Our General Counsel, in consultation with appropriate members of our board, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board, or if none is specified, to the Chair of our board. The General Counsel will generally not forward communications if they are deemed inappropriate, consist of individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to securityholders or other constituencies of the Company, solicitations, advertisements, surveys, “junk” mail, or mass mailings.
Hedging Policy
Our Board of Directors has adopted an insider trading policy, which prohibits hedging or similar transactions designed to decrease the risks associated with holding our Class A common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, holding our Class A common stock in a margin account, and pledging our shares as collateral for a loan.
Environmental, Social and Governance Matters
At Doximity, we believe active management of environmental, social and governance (ESG) issues is fundamental to our mission of helping every physician be more productive so they can provide better care for their patients. By serving the needs of our members, our employees, our partners, and our planet, we can better serve the long term interests of our business and stakeholders.

Equitable, Accessible and High-Quality Healthcare, Conducted in a Secure Manner

At Doximity, we understand the challenges providers face every day, and we aim to bring the power of software to the healthcare industry. Our digital tools are built specifically for medicine and designed to make technology work for providers – not the other way around. Our team’s commitment to supporting better health outcomes is embedded across our product portfolio.
•Our telehealth tools help to improve provider productivity, remove barriers to equitable healthcare, and reduce emissions created by travel to in-person care. Doximity’s telehealth solution Dialer is designed to be easily accessible for a wide range of people regardless of their device, connectivity, or technical aptitude. Patients simply receive a text from their physician and opt into a secure, HIPAA-compliant call without the burden of cumbersome application installation or account registration. Our focus on accessibility goes hand-in-hand with our commitment to health equity, including addressing barriers to both in-person and virtual care. Some of the Dialer features we have rolled out include non-English language support, access to live interpreter services, low-bandwidth detection and video optimization.
•Our newsfeed is carefully curated and personalized to our clinician members to help ensure timely access to practice-specific news, information and updates on the latest clinical research. By disseminating relevant information more rapidly, our newsfeed helps empower a large and decentralized health care workforce with important practice information. Through our newsfeed, we also strive to keep healthcare professionals apprised of health-related news in the lay press to help them anticipate and respond appropriately to patient questions and concerns.
•Our network tools were built to facilitate clinical collaboration at scale. By bringing medical professionals across the nation into a single virtual community, Doximity empowers providers to communicate and collaborate with other care providers across the boundaries of otherwise heavily siloed healthcare institutions. We believe this ultimately increases provider productivity and enables higher-quality, lower-friction patient care.
•Our careers tools help our members manage their careers from training through retirement. We have the ability to match providers with primary care and specialist jobs in areas of highest need — geographically isolated rural communities, under-resourced urban hospitals, and indigenous American reservations.
•Our comprehensive physician profiles allow us to intelligently match these opportunities to providers with known academic or professional ties to the associated communities, which furthers our aim of facilitating a more equitable distribution of health care resources.

•Our digital fax and e-signature tools serve as the information highway between medical providers and institutions. Not only does this help increase physician productivity, it also helps to reduce emissions and save trees by removing paper from the equation.
•We provide a free HIPAA-compliant internet fax service with unlimited pages and built-in, customizable cover sheets. Providers can sign, edit, annotate, and send and receive prior authorizations, EKGs, patient charts, nursing orders, and other documents in multiple mobile-friendly formats. This cloud-based faxing capability is accessible on desktop and mobile and provides real-time email alerts for received and delivered faxes. It is available for all U.S. licensed physicians, nurse practitioners, physician assistants and pharmacists.
•Our scheduling tool Amion helps centralize clinical on-call schedules across medical teams, departments, and even institutions. This centralization helps enable more efficient provider-to-provider collaboration and more timely access to on-call specialists. By helping providers quickly answer the question “am I on,” Amion helps eliminate confusion and streamline communication and clinical workflow. With Amion, clinical teams can build and maintain more equitable schedules and sync work shifts to personal calendars. The tool combines scheduling with communication and enables team members to submit special requests and swap shifts.

We do all of this in a manner consistent with current industry standards for data security. The privacy of our members and their work is paramount. Members are provided with options designed to allow them to control their data, and they can request deletion of their data under applicable privacy laws and procedures. We also do not share our members’ email or private/back office line with anyone beyond the colleagues that they expressly choose. All Doximity employees, as well as contractors who work on our systems that facilitate healthcare communications, are required to complete annual HIPAA privacy and security training along with data privacy and cyber security training.

Physician information that is posted to profiles is protected with technologies such as a Web Application Firewall, Runtime Application Self-Protection, Bot Protection, Rate-Limiting, and our network employs DDoS mitigation technology to protect against attacks. All data is encrypted in transit and at rest using TLS 1.2, and protected health information is encrypted at rest using advanced encryption technology. Along with a dedicated in-house security team and contracted security researchers, we maintain a comprehensive bug bounty program for proactive vulnerability inspection of our entire offering.

In addition, our communications solutions are HIPAA compliant, providing medical professionals with a critical platform for protected communications. All Doximity employees, as well as contractors who work on our systems that facilitate healthcare communications, are required to complete HIPAA Privacy and Security along with a Data Privacy and Cyber Security training.

Our People

Driven by our mission to connect healthcare professionals and make their lives more productive, Doximity is guided by our core values to create a culture focused on solving problems (“Get Stuff Done”), innovating (“Stretch Goals”), allowing all voices to be heard (“Straight Talk”), and embracing each employee’s unique attributes (“Bring the Real You”). To engage our employees, we leverage townhalls, offsites, surveys and other channels. We help employees to continue developing their knowledge, skills and careers through training, mentorships, and professional development opportunities, and a performance management process focused on growth career advancement, regular check-ins and continuous feedback. We value the interconnections between physical, mental and financial wellbeing. We seek to support our employees holistically through our compensation and benefits so they can put their best foot forward each day.

Employees are provided with market competitive salaries, equity stock incentives, an employee stock purchase plan, bonuses, and a 401k with employer match. In addition to high quality medical and dental benefits, we provide family planning benefits and a monthly well-being stipend. We strongly believe in a work-life balance at Doximity, providing flexible working arrangements to accommodate individual and family needs, and encouraging employees to enjoy life outside of work.

Diversity, Equity, Inclusion and Belonging
Diversity, equity, inclusion and belonging (DEIB) efforts at Doximity focus on our employees, members and community. Our programs seek to increase diverse representation, equity, awareness, and cultural humility. Doximity team members are committed to working towards a more equitable world both within and beyond our office walls. This starts by fostering an inclusive and diverse work environment where differences are valued and all employees are encouraged to bring their full, authentic selves to work daily. We also promote a culture of "straight talk" where we expect everyone to say what they mean and, in return, listen to all opinions with an open mind. We believe creating inclusive cultures requires an equitable and inclusive approach across people, policies, and products. As a health tech company and professional medical network, this understanding helps us to advance digital health equity and access, amplify and ensure underrepresented voices are heard, and create opportunities for underrepresented people in both medicine and technology.

For our employees, we have DEIB programs that focus on i) developing a diverse candidate pool through expanded job boards and recruiting events, and partnering with tech community affinity groups, ii) actively engaging with employees on DEIB issues throughout the year through open Slack channels and all-hands conversations and through formal demographic reviews and reports on a biannual basis; iii) training and development through hiring manager training, workshops, and a DEI specific resource platform, and iv) employee resource groups for women, LGBTQ+ , BIPOC and support for other identity groups.

Environmental Policy

Doximity is committed to being a responsible steward of the environment by monitoring our environmental impact and complying with all relevant laws and regulations. Our products are offered through a cloud-based platform and do not require proprietary hardware. Additionally, we continue to lower our environmental footprint as the majority of our employees work primarily from home, reducing the footprint of our office space and commute-related emissions.

Our telemedicine platform also contributes to the reduction in GHG emissions by enabling our members and their patients to transition to a digital-first healthcare delivery model. We estimate that approximately 3,000 to 3,500 metric tons of carbon dioxide equivalent emissions are avoided for every million virtual visits that would have otherwise been made by car travel. To put this in perspective, 3,000 metric tons of carbon dioxide equivalent represents the emissions of ~650 gasoline powered vehicles driven for a year or the electricity consumption of ~580 homes for a year. Doximity Dialer facilitated tens of millions of telehealth visits in fiscal 2023.

We engaged a third-party vendor to calculate our GHG emissions and found that for the calendar years 2019, 2020, and 2021, our combined Scope 1 and Scope 2 location-based GHG emissions were 273, 252, and 246 metric tons of carbon dioxide equivalent, respectively, while our market-based emissions were 289, 266, and 258, respectively.

As we grow, we will continue to assess our environmental impact and search for innovative ways to build a more sustainable business and world.
Non-Employee Director Compensation
Our non-employee directors are eligible to receive the following cash retainers, paid quarterly in advance and equity awards pursuant to our director compensation policy:

Annual Retainer for Board Membership
Annual service on the board of directors	$30,000
Additional retainer lead director	$15,000
Additional retainer non-executive chair	$25,000
Additional Annual Retainer for Committee Membership
Annual service as member of the audit committee (other than chair)	$10,000
Annual service as chair of the audit committee	$20,000
Annual service as member of the compensation committee (other than chair)	$6,000
Annual service as chair of the compensation committee	$12,000
Annual service as member of the nominating and governance committee (other than chair)	$4,000
Annual service as chair of the nominating and governance committee	$8,000
Our policy provides that, upon initial election to our board of directors, each non-employee director will automatically be granted restricted stock units ("RSUs") with a value of $350,000 (the “Initial Grant”), based on the closing price of our common stock over the trailing 30-day period ending on the day immediately prior to the effective date of grant, vesting in equal annual installments over three years, subject to continued service as a director through each applicable vesting date. Furthermore, on the date of each of our annual meetings of stockholders, each continuing non-employee director (other than any such director who received an Initial Grant within the immediately the preceding three months) will be automatically granted an RSU grant with a value of $185,000 (the “Annual Grant”), based on the closing price of our common stock over the trailing 30-day period ending on the day immediately prior to the effective date of grant, vesting in full on the earlier of (i) the first anniversary of the grant or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. The Initial Grant and Annual Grant accelerate and vest in full upon a Sale Event as defined in our 2021 Stock Option Incentive Plan (the "2021 Plan").

We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our board of directors or any committee thereof.
Employee directors receive no additional compensation for their service as a director.
Fiscal 2023 Non-Employee Director Compensation Table
The following table presents the total compensation paid, awarded or earned with respect to each person who served as a non-employee director in fiscal 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Kevin Spain (3)	52,000	195,254	247,254
Phoebe L. Yang(4)	20,000	379,874	399,874
Kira Wampler	44,000	195,254	239,254
Regina Benjamin, M.D.	44,000	195,254	239,254
Timothy Cabral	50,000	195,254	245,254
Gilbert Kliman(5)	20,000	195,254	215,254
(1)The amounts shown represent the grant date fair value computed in accordance with Financial Accounting Standards Board ASC Topic 718 referred to as “ASC Topic 718,” of RSUs granted under our 2021 Plan. Any estimated forfeitures were excluded from the determination of these amounts. Assumptions used in the calculation of these amounts are set forth in Note 2—Summary of Significant Accounting Policies to our audited financial statements for the fiscal year ended March 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on May 26, 2023. The amount reported in this column reflects the accounting costs for these RSUs and does not correspond to the actual economic value that may be received by the directors upon the vesting of the RSUs.
(2)As of March 31, 2023, the number of shares subject to outstanding equity awards held by the non-employee directors was as follows: Mr. Spain: 4,714 shares subject to RSUs; Ms. Yang: 8,665 shares subject to RSUs; Ms. Wampler: 527,200 shares subject to stock options and 4,714 shares subject to RSUs; Dr. Benjamin: 421,138 shares subject to stock options and 4,714 shares subject to RSUs; Mr. Cabral: 518,500 shares subject to stock options and 4,714 shares subject to RSUs.
(3)The cash payment to Mr. Spain is made directly to his employer, Emergence Capital Partners, on his behalf, pursuant to the policy of such employer.
(4)Ms. Yang joined our board in August 2022.
(5)Dr. Kliman stepped down from the board in August 2022, upon which his 4,714 unvested RSUs were cancelled.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion & Analysis, or CD&A, explains our executive compensation program and the compensation for our named executive officers, NEOs, each of whom is identified in the table below, for the fiscal year ended March 31, 2023. This CD&A also describes our process for making pay decisions, as well as the rationale for specific decisions related to the fiscal year ended March 31, 2023. This CD&A should be read together with the compensation tables and related disclosures for our NEOs.

Named Executive Officer	Positions
Jeff Tangney	Chief Executive Officer
Anna Bryson	Chief Financial Officer
Paul Jorgensen	Chief Revenue Officer
Nate Gross, M.D.	Chief Strategy Officer
Jennifer Chaloemtiarana	General Counsel
The discussion in this CD&A contains forward-looking statements that are based on our current considerations and expectations relating to our executive compensation programs and philosophy. As our business needs evolve, and we gain more experience as a public company following our IPO in June 2021, and our transition from emerging growth company status to that of a large accelerated filer at the end of the fiscal year ended March 31, 2023, the actual amount and form of compensation, and the compensation programs, policies and procedures that we adopt may differ materially from current or planned programs, policies and procedures as summarized in this CD&A.
Executive Summary
A Summary of Our Company
We are the leading digital platform for U.S. medical professionals, as measured by the number of U.S. physician members, with over two million medical professional members as of March 31, 2023. Our members include more than 80% of physicians across all 50 states and every medical specialty, as well as over 50% of U.S. nurse practitioners and physician assistants, and over 90% of graduating U.S. medical students.
Our mission is to help every physician be more productive and provide better care for their patients. We are physicians-first, putting technology to work for doctors instead of the other way around. That guiding principle has enabled Doximity to become an essential and trusted professional platform for physicians. Doximity’s physician cloud puts modern software tools in the hands of physicians and other medical professionals. We provide our members with capabilities specifically built for medical professionals, enabling them to collaborate with their colleagues, securely coordinate patient care, conduct virtual patient visits, stay up-to-date with the latest medical news and research, monitor their work schedules, and manage their careers. Doximity membership is free for physicians. Our revenue-generating customers, primarily pharmaceutical manufacturers and healthcare systems, have access to a suite of commercial solutions that benefit from broad physician usage.
Compensation Philosophy and Objectives

We design our executive compensation program to achieve the following objectives:
•Attract, incentivize, retain, and reward top quality management;
•Reward the achievement of aggressive key performance measures (pay for performance);
•Align the interests of our executive officers with the interests of our stockholders and with long-term decision-making; and
•Ensure that executive compensation is meaningfully related to the creation of long-term stockholder value.

We believe the following policies and practices within our executive compensation program promote sound compensation governance and are in the best interests of our stockholders and executive officers. The important features of our executive compensation program include:

What we do	What we don’t do
Our Compensation Committee consists solely of independent members of our board of directors	We do not permit hedging and pledging of Doximity stock
Our Compensation Committee has retained an independent third-party compensation consultant for guidance in making compensation decisions	We do not provide special executive welfare, health benefits, or retirement plans not available to our employees generally
Our Compensation Committee conducts an annual review of our compensation strategy and its risks so as not to incentivize excessive risk taking	Our Compensation Committee does not guarantee executive salary increases, bonuses, or equity awards
We provide a majority of compensation in long-term incentives that have multi-year vesting and holding periods	We do not provide our executive officers with any excise tax gross-ups
We provide for “double-trigger” equity award vesting upon a change in control of Doximity	We do not provide our executive officers with any material perquisites
Throughout this CD&A, the Compensation Committee (with respect to the total compensation payable to the Chief Executive Officer and the equity-based compensation payable to the other NEOs) and the Chief Executive Officer (with respect to the cash-based elements of compensation payable to the other NEOs) are referred to as the “decision-makers” with respect to those respective individuals and elements of compensation.
Our Compensation Committee and Chief Executive Officer, as the decision-makers, closely consider our compensation philosophy and objectives as well as individual and corporate performance when making executive compensation decisions.
Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: annual base salary, short-term cash incentive compensation, and long-term incentive compensation in the form of equity awards. We do not have any formal policies for allocating compensation among these three components. Instead, the decision-makers use their judgment to establish a total compensation program that is an appropriate mix of short- and long-term incentives to motivate each executive to contribute to the achievement of our corporate objectives. The decision-makers structure executive compensation to be heavily weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders, and align the NEOs’ incentives with the interests of our stockholders.
In evaluating our executive compensation policies and programs, as well as the short-term and long-term value of our executive compensation programs, we consider both the individual performance and skills of each of our executive officers, including our NEOs, as well as the compensation paid to executive officers with similar responsibilities at our peer group companies. We focus on providing a competitive compensation package which provides short-term incentives for the achievement of measurable individual objectives and long-term incentives that align with stockholders’ interests. We believe this approach provides an appropriate balance of short-term and long-term incentives to maximize stockholder value.
How We Determine Executive Compensation
Role of the Compensation Committee and Chief Executive Officer in Setting Executive Compensation
Our Compensation Committee is responsible for discharging our board’s responsibilities relating to the compensation of our executive officers and overseeing our overall compensation structure, policies and programs. Our Compensation Committee has delegated the determination of salary and other cash-based compensation payable to our NEOs (other than the Chief Executive Officer), including annual incentive awards, to the Chief Executive Officer, but has retained the authority over all equity-based compensation for such individuals. The Compensation Committee reviews and oversees our executive compensation policies, plans and programs and reviews and determines the total compensation to be paid to the Chief Executive Officer and the long-term equity compensation to be paid to all other NEOs. Our Compensation Committee consists solely of independent members of the board. In making its executive compensation determinations for the Chief Executive Officer, the Compensation Committee may also seek recommendations or approval of executive compensation decisions from other independent members of the Board. The Chief Executive Officer does not participate in the discussions and/or determination of his own compensation.
In making cash compensation decisions for executive officers other than himself, the Chief Executive Officer receives input from our human resources department and has access to and considers various third-party compensation surveys and compensation data provided by the independent compensation consultant to the Compensation Committee, as described below.
From time to time, various other members of management as well as outside advisers or consultants, including representatives from its independent compensation consultant, the Human Capital Solutions Practice of Aon plc (“Aon”), are invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in the Compensation Committee meetings. As we gain experience as a public company, we expect that the specific direction, emphasis and elements of our executive compensation program will continue to evolve, as determined by the Compensation Committee.
Role of our Independent Compensation Consultant
The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s fees and other retention terms. For purposes of evaluating our compensation programs and making compensation decisions, the Committee retained Aon to assist in reviewing Doximity’s compensation programs and to ensure that its compensation programs remain competitive in attracting and retaining talented executives.
For the fiscal year ended March 31, 2023, Aon assisted the Compensation Committee in developing a group of peer companies to use as a reference in making compensation decisions, evaluating current pay practices and considering different compensation programs and best practices, and assisted with drafting the CD&A. As described further below, Aon also prepared an analysis of Doximity’s compensation practices with respect to base salaries, annual cash incentives and long-term equity incentive grants against market practices for use by the decision makers in making their compensation decisions. Aon reported directly to the Compensation Committee, which maintained the authority to direct their work and engagement, and advised the Compensation Committee from time to time during the fiscal year ended March 31, 2023. Aon interacted with management to gain access to company information that is required to perform services and to understand the culture and policies of Doximity.
The Compensation Committee has assessed the independence of Aon, as required under the NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest. Based on this review, the Compensation Committee has determined that Aon is independent and that their work has not raised any conflicts of interest.
Factors Used in Determining Executive Compensation
The decision-makers set the compensation of our NEOs at levels they determine to be competitive and appropriate for each individual NEO, using their professional experience and judgment, along with market data provided by Aon. Pay decisions are not made by use of a formulaic approach or benchmark; the decision-makers believe that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance. In making executive compensation decisions, the decision-makers generally take into consideration the factors listed below:
•corporate performance, business needs and business impact;
•each NEO’s individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our Company;
•internal pay equity among NEOs and positions;
•the need to attract new talent to our executive team and retain existing talent in a highly competitive industry and geographic region;

•a range of market data reference points provided by Aon, as described below under “Use of Competitive Market Compensation Data”;
•the total compensation cost and stockholder dilution from executive compensation programs;
•trends and compensation paid to similarly situated executive officers within our market; and
•a review of each NEO’s total targeted and historical compensation and equity ownership in our Company.
Use of Competitive Market Compensation Data
Doximity aims to attract and retain highly qualified executive officers in an extremely competitive market. Accordingly, the Compensation Committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies. To this end, the Compensation Committee reviews market data for each executive officer’s position, compiled by Aon, as described below.
In developing a group of peer companies to be used in connection with making compensation decisions, Aon recommended and the Compensation Committee selected companies that would be appropriate peers based on economic sector, revenue, geographic region, and market capitalization. Specifically, our peer group companies used for the fiscal year ended March 31, 2023 were selected in January 2021, with the following parameters:
•Sector: 80% of peers in the application software industry and 20% of peers in the healthcare technology industry;
•Revenue: $150 Million to $500 Million;
•Geography: Emphasis on companies located in San Francisco Bay Area and other technology hubs
•Market Capitalization: $1.5 Billion to $15 Billion; preference for an initial public offering within the last 5 years.
Based on these criteria, Aon recommended and our Compensation Committee approved the following peer group for fiscal year 2023 compensation decisions:

Accolade, Inc.	GoodRx, Inc.
Alteryx, Inc.	Health Catalyst, Inc.
American Well Corporation	Lemonade Insurance Company
Anaplan, Inc.	Medalia, Inc.
AppFolio, Inc.	nCino, Inc.
Asana, Inc.	PagerDuty, Inc.
Avalara, Inc.	Phreesia, Inc.
Bill.com, LLC	Smartsheet Inc.
C3.ai, Inc.	Sumo Logic, Inc.
Duck Creek Technologies	SVMK, inc.
In February 2021, Aon prepared a range of market data reference points based on this peer group. This market data was reviewed by the decision-makers, with the assistance of Aon, and used as a reference point in setting the total compensation payable to our NEOs.
Competitive market positioning is only one of several factors, as described above under “Factors Used in Determining Executive Compensation,” that the decision-makers consider in making compensation decisions, and therefore individual NEO compensation may fall at varying levels as compared to the market data.
Fiscal Year 2023 Executive Compensation Program
The following chart summarizes the three main elements of compensation, their objectives, and key features; each as explained in more detail below. We also provide our executive officers, including our NEOs, with benefits available to all of our employees, including retirement benefits under our Section 401(k) plan and participation in various employee health and welfare benefit plans.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually and determined based on a number of factors (including individual performance, internal equity, retention, and the overall performance of our Company) and by reference to market data provided by our independent compensation consultant.
Short-Term Cash Incentive (at-risk performance-based cash)	Annual cash incentives motivate and reward attaining annual individual performance goals that relate to our key business objectives. Cash commissions motivate and reward sales-focused executives to achieve sales quotas.	Target incentive amounts are reviewed annually and are dependent upon achievement of individual performance objectives that fall into such NEO’s sphere of influence and that align with our corporate goals, including achievement of sales quota for commissions. Actual cash amounts are determined after the end of the fiscal year, based on achievement of the individual performance objectives and actual commission amounts are determined based on the applicable individual’s achievement of sales quotas and are paid on a quarterly basis.
Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term Company performance; fosters ownership culture, aligns executives’ interests with stockholder interests and long-term stockholder value. Attracts highly qualified executives and encourages their continued employment over the long-term.	Equity-based awards are generally reviewed and determined annually or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as an incentive for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value, historical value of our stock and market data provided by our independent compensation consultant.
Base Salary
Base salary represents the fixed portion of the compensation of our NEOs and is an important element of compensation intended to attract and retain highly-talented individuals. In May 2022, the decision-makers reviewed the base salaries of the NEOs, taking into consideration the completion of our IPO, the executive compensation review undertaken with the help of Aon leading up to the IPO, and the relevant market data, as well as the other factors described above under “Factors Used in Determining Executive Compensation”. Following this review, the decision-makers decided to keep the base salary for each of our NEOs unchanged as compared to fiscal year 2022.
The annual base salaries of each of our NEOs for the fiscal year ended March 31, 2023 are listed below:

Names Executive Officer	Fiscal Year 2023 Base Salary ($)
Jeff Tangney	$240,000
Anna Bryson	$300,000
Paul Jorgensen	$300,000
Nate Gross, M.D.	$300,000
Jennifer Chaloemtiarana	$300,000

Short-Term Cash Incentive Compensation
Chief Executive Officer
In the beginning of fiscal year 2023, the Compensation Committee, in consultation with Mr. Tangney, determined not to provide Mr. Tangney with an opportunity to earn a performance-based cash incentive for fiscal year 2023. This decision was based on the Committee’s determination that Mr. Tangney’s existing equity holdings were sufficient to align his interests with stockholders’ interests and to properly incentivize him to achieve corporate goals.
Other NEOs
Anna Bryson, Paul Jorgensen, Nate Gross, and Jennifer Chaloemtiarana are each eligible to receive performance-based cash incentives designed to motivate such NEOs to achieve specific individual performance goals that fall into such NEO’s sphere of influence and that align with our corporate goals.
Target cash incentive amounts and the associated performance metrics of our NEOs, other than the Chief Executive Officer, are set by the Chief Executive Officer at the beginning of each fiscal year. The metrics are designed to be challenging and rigorous and, if achieved, help the Company achieve its corporate objectives. If the performance goals are met, as determined by the Chief Executive Officer after the end of the fiscal year, payments are made as soon as practicable following the Chief Executive Officer’s determination, generally in May. Commission targets may be exceeded to the extent that the performance objective is over-achieved. In addition, commission amounts may be clawed back by the Company under certain circumstances such as de-booked sales activity or failure to follow Company policy. In establishing these cash compensation opportunities, the Chief Executive Officer took into account the same factors described under “Factors Used in Determining Executive Compensation” above.
The individual performance goals, target cash incentive amounts, and achievement thereof, for each of our NEOs, other than our Chief Executive Officer, for fiscal year 2023 are listed below:

Named Executive Officer	Fiscal Year 2023 Performance Goal	Fiscal Year 2023 Target ($)	Fiscal Year 2023 Incentive Compensation Achieved ($)
Anna Bryson	Ms. Bryson’s performance incentive compensation for fiscal year 2023 was based on the following: (i) one-third based on achievement of certain expense savings, (ii) one-third based on the successful implementation of structural improvements to the Company’s sales-based commission program, and (iii) one-third based on certain improvements in contracting.	$150,000	$150,000
Paul Jorgensen	Mr. Jorgensen’s performance incentive compensation for fiscal year 2023 was based on the contribution margin of sales activity, and development of new markets and products.	$300,000	$150,000
Nate Gross M.D.	Dr. Gross’s performance incentive compensation for fiscal year 2023 was based on the following: (i) 50% based on certain engagement in designated investor relations activities, and (ii) 50% upon entering into certain strategic partnerships.	$150,000	$150,000
Jennifer Chaloemtiarana	Ms. Chaloemtiarana’s performance incentive compensation for fiscal year 2023 was based on the following: (i) 50% based on achievement of certain functional operational efficiencies and (ii) 50% based on certain support measures for commercial activities.	$200,000	$200,000
Long-Term Incentive Awards
We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program, because such awards align the interests of our Chief Executive Officer and our other NEOs with those of our stockholders by incentivizing increases in stockholder value and strengthening retention. The size and type of equity awards to be granted is determined by the Compensation Committee, after consultation with the independent compensation consultant and, with respect to the executive officers other than the Chief Executive Officer, the Chief Executive Officer.
The Compensation Committee has determined that employees, including executive officers, would be incentivized and retained by the grant of restricted stock units (“RSUs”) given that RSUs have value to the recipient even in the absence of stock appreciation, and therefore achieve such goals using fewer shares of our common stock than would be necessary if we used stock options. The value of RSUs is directly impacted by the price of our common stock and, therefore, these awards are a strong incentive for our NEOs to create long-term value for our stockholders. RSUs tied to a service-based vesting schedule also help us retain qualified executive officers in a competitive market. In determining the size of RSU awards, the Compensation Committee takes into account individual performance, internal pay equity considerations and the value of existing long-term incentive awards.
The equity awards granted to certain of our named executive officers during fiscal year 2023 are set forth in the table below. At the beginning of fiscal year 2023, Dr. Gross and Ms. Chaloemtiarana received grants of RSUs that vest quarterly over four years. Noting the current and potential value and remaining vesting of the long-term equity incentive awards granted in prior years to Jeff Tangney, Anna Bryson and Paul Jorgensen, our Compensation Committee determined that those existing awards provided sufficient retentive and incentive value to such NEOs. Therefore, Mr. Tangney, Ms. Bryson and Mr. Jorgensen did not receive an additional RSU grant for fiscal year 2023. See the section titled “Executive Compensation—Outstanding Equity Awards at 2023 Year-End” for more information.

Named Executive Officer	Type of Grant	Shares (#)	Target Value ($)
Nate Gross	RSUs	36,503	$1,500,000
Jennifer Chaloemtiarana	RSUs	29,202	$1,200,000
The number of shares issuable under each of the RSU awards in the table above was determined by dividing the target grant value of the award by the average closing price of our Class A common stock on the NYSE over the thirty-trading day period prior to the grant date, in order to reduce the impact of daily volatility on compensation decisions. The grant date fair value of the RSU awards reported in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards Table” is required to be calculated based on our stock price on the grant date, and as a result, such amount may be higher or lower than the target grant value.
Other Features of our Executive Compensation Program
Offer Letters in Place During Fiscal 2023 for Named Executive Officers
We have entered into employment arrangements with our NEOs, including the offer letters described below. The offer letters provide for at-will employment, set forth each executive’s then-current annual base salary, eligibility for annual performance incentive compensation and an initial grant of equity, and eligibility to participate in our benefits plans. Each named executive officer is subject to our confidential information, inventions assignment and arbitration agreements.
Jeffrey Tangney
In April 2010, we entered into an employment offer letter with Mr. Tangney for the position of Chief Executive Officer. The offer letter provides for Mr. Tangney’s at-will employment and sets forth his initial base salary, eligibility to receive annual performance incentive compensation, an initial grant of restricted stock and eligibility to participate in our employee benefit health and welfare plans. As mentioned above, for fiscal year 2023, the Compensation Committee decided not to establish a cash incentive goal given his existing equity holdings.
Anna Bryson
On February 4, 2021, we promoted Ms. Bryson to her current position as Chief Financial Officer and entered into an amended employment offer letter with her, replacing her prior employment offer letter of August 2017. The amended offer letter provides for Ms. Bryson’s at-will employment and sets forth her then-current base salary, an initial equity grant, eligibility to receive annual performance incentive compensation and eligibility to participate in our employee benefit health and welfare plans. Pursuant to Ms. Bryson’s amended offer letter, in the event of a termination of her employment by us without Cause or by Ms. Bryson as a result of a Constructive Termination within twelve months following the consummation of a Change in Control (as such capitalized terms are defined in the amended offer letter), Ms. Bryson will be eligible to receive acceleration of 100% of any of her then-outstanding and unvested equity awards, such that all equity awards will become vested and exercisable as of her separation date.
Paul Jorgensen
In February 2022, we promoted Mr. Jorgensen to his current position as Chief Revenue Officer, replacing the terms of his prior employment arrangement. The terms for Mr. Jorgensen’s at-will promotion include an adjusted base salary, an equity grant, the opportunity for incentive compensation based on goals determined by the Chief Executive Officer, and eligibility to participate in our employee benefit health and welfare plans. We did not enter into a written offer letter setting forth these terms.
Nate Gross
In February 2021, we promoted Dr. Gross to his current position as Chief Strategy Officer under employment arrangements that replaced his prior employment offer letter, dated February 21, 2012. The terms of Dr. Gross’s at-will promotion include an adjusted base salary, an equity grant, eligibility to receive annual incentive compensation and eligibility to participate in our employee benefit health and welfare plans. We did not enter into a written offer letter setting forth these amended terms.
Jennifer Chaloemtiarana
On August 10, 2020, we entered into an offer letter with Ms. Chaloemtiarana for the position of General Counsel. The offer letter provides for her at-will employment and sets forth her initial base salary, an initial equity grant, eligibility to receive annual performance incentive compensation and eligibility to participate in our employee benefit health and welfare plans. Pursuant to Ms. Chaloemtiarana’s offer letter, in the event of her termination of employment by us without Cause (as defined in the offer letter), Ms. Chaloemtiarana will receive a cash payment in an amount equal to six (6) months of her then-current base salary and a pro-rated portion of her annual incentive compensation (both paid in equal installments over six (6) months) and acceleration of the then-outstanding unvested equity that would have vested during the six (6) months following such termination of employment, so that any such equity awards will vest and become exercisable as of the date of her termination as if she had provided services to the company for an additional six (6) months. In addition, in the event of a termination of Ms. Chaloemtiarana’s employment within twelve months following the consummation of a Change in Control (whether such termination is by us without Cause or by Ms. Chaloemtiarana as a result of Constructive Termination (as each such capitalized term is defined in the offer letter)), Ms. Chaloemtiarana will be eligible to receive a cash payment in an amount equal to six (6) months of her then-current base salary and a pro-rated portion of her annual incentive compensation (both paid in equal installments over six (6) months) and acceleration of 100% of any of her then-outstanding and unvested equity awards, such that all equity awards will become vested and exercisable as of her separation date.
Other Compensation Policies and Practices
Health and Welfare Benefits
Our named executive officers, like all of our full-time employees, are eligible to participate in our health and welfare benefit plans on the same terms as all other full-time employees.
Perquisites
We do not provide significant perquisites or other personal benefits to our executives except as generally made available to our employees. During fiscal year 2023, our NEOs did not receive perquisites or other personal benefits, that were, in the aggregate, $10,000 or more for each individual.
401(k) Plan
We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis (the “401(k) Plan”). Participants in the 401(k) Plan are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide a matching contribution of 100% of employee contributions up to $3,000 of compensation. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our employees, including our executive officers, and the non-employee members of our Board of Directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock; pledging our securities as collateral for loans; and holding Company securities in margin accounts.
Clawback Policy
Commission amounts paid to our employees may be clawed back by the Company under certain circumstances such as de-booked sales activity or failure to follow Company policy. In addition, our equity compensation plan allows us to recover equity incentive compensation paid to our executive officers in connection with any right we may have under any Company clawback, forfeiture or recoupment policy in effect from time to time. We intend to timely adopt a clawback policy to comply with Rule 10D-1 under the Exchange Act adopted by the SEC in October 2022 once the final listing standards are adopted by the NYSE.
Rule 10b5-1 Trading Plans
Our executive officers and directors are encouraged to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis pursuant to a set of pre-arranged instructions. The broker then executes the trades pursuant to the terms of the plan.
Tax and Accounting Implications
Under ASC Topic 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record stock-based compensation expense on an ongoing basis according to ASC 718.
Compensation Risk Assessment
Our Compensation Committee reviews our compensation program, including compensation levels, designs, practices and policies, to understand if there are any areas that are likely to promote excessive risk-taking or create risks that could have a material adverse effect on the Company. Based on the review, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices, our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following features are noted as strong mitigating features:
•our long-term incentive awards vest over time, generally over four years;
•we have a prohibition on hedging and pledging of our common stock;
•we have an independent Compensation Committee; and
•our Compensation Committee engages an independent compensation consultant.

REPORT OF THE COMPENSATION COMMITTEE
The information contained in this compensation committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Doximity specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.
Compensation Committee:
Kevin Spain (Chair)
Kira Wampler
Phoebe Yang

SUMMARY COMPENSATION INFORMATION
This section provides an overview of the compensation awarded to, earned by, or paid to each of our named executive officers for fiscal 2023. As noted above, our named executive officers (“NEOs”) for fiscal 2023 are:
•Jeffrey Tangney, our Chief Executive Officer;
•Anna Bryson, our Chief Financial Officer;
•Paul Jorgensen, our Chief Revenue Officer;
•Nate Gross, M.D., our Chief Strategy Officer; and
•Jennifer Chaloemtiarana, our General Counsel
2023 Summary Compensation Table
The following table presents the compensation awarded to, earned by, and paid to our named executive officers during fiscal years 2023, 2022, and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Jeffrey Tangney, Chief Executive Officer	2023	240,000	—	—	—		3,726	243,726
	2022	240,000	—	—	—		3,388	243,388
	2021	240,000	—	20,868,314	—		204,634	21,312,948

Anna Bryson, Chief Financial Officer	2023	300,000	—	—	150,000	(2)	3,709	453,709
	2022	300,000	—	—	100,000		3,211	403,211
	2021	221,667	—	4,080,372	50,000		4,828	4,356,867

Paul Jorgensen, Chief Revenue Officer	2023	300,000	—	—	150,000	(2)	5,135	455,135
	2022	268,958	7,130,741	452,008	373,448		5,583	8,230,738

Nate Gross, Chief Strategy Officer	2023	300,000	1,349,151	—	150,000	(2)	5,535	1,804,686

Jennifer Chaloemtiarana, General Counsel	2023	300,000	1,079,306	—	200,000	(2)	4,035	1,583,341
_____________
(1)The amounts reported represent the aggregate grant date fair value of the stock and option awards granted to our named executive officers during the fiscal year, calculated in accordance with ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock and option awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. The amounts reported in this column reflect the accounting cost for these stock and option awards and do not correspond to the actual economic value that may be received by our named executive officers upon the vesting of the stock awards, exercise of the option awards, or any sale of the underlying shares of common stock.
(2)The amounts reported reflect non-equity incentive compensation earned by our NEOs upon the achievement of pre-established performance metrics. See “Compensation Discussion and Analysis—Short-Term Cash Incentive Compensation” for a description of the 2023 annual cash incentive program.
(3)For fiscal year 2023, the amounts reported represent 401(k) matching contributions and company-paid group life insurance premiums for each of our NEOs, wellness benefits for Mr. Tangney, Dr. Gross, and Mses. Bryson and Chaloemtiarana, and company contributions to health savings accounts for Mr. Jorgensen and Dr. Gross.

2023 Grants of Plan-Based Awards Table
The following table shows each non-equity incentive plan award and each equity award granted to our named executive officers during fiscal year 2023.

		Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)		Grant date fair value of stock and option awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Anna Bryson	N/A	—	150,000	150,000	—		—
Paul Jorgensen	N/A	—	300,000	300,000	—		—
Nate Gross	N/A	—	150,000	150,000	—		—
	8/15/22	—	—	—	36,503	(2)	1,349,151
Jennifer Chaloemtiarana	N/A	—	200,000	200,000	—		—
	8/15/22	—	—	—	29,202	(2)	1,079,306
_____________
(1)The amounts represent the target and maximum amount of non-equity incentive plan awards each NEO could earn in fiscal 2023 under our short-term cash incentive compensation program. See “Compensation Discussion and Analysis—Short-Term Cash Incentive Compensation” for a description of the 2023 annual cash incentive program. There is no threshold for the awards granted under the short-term cash incentive compensation program.
(2)1/16th of the shares subject to this RSU vest on a quarterly basis following August 15, 2022, subject to the NEO’s continuous service relationship with the company through each applicable vesting date.
(3)The grant date fair value of each equity award is computed in accordance with FASB ASC 718. The amounts reported in this column reflect the accounting cost for these equity awards as of each respective grant date and do not correspond to the actual economic value that may be received by the NEOs upon the vesting of the equity awards.

Outstanding Equity Awards at 2023 Year-End
The following table provides information regarding outstanding equity awards held by our named executive officers as of March 31, 2023.

				Option Awards (1)				Stock Awards (1)
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)
Jeffrey Tangney	6/21/16	5/7/21	(3)	100,000	—	0.60	6/20/26
	6/21/16	3/27/20	(4)	8,334	—	0.60	6/20/26
	3/29/18	3/29/18	(5)	1,792,000	—	0.97	3/28/28
	3/29/18	3/11/18	(6)	846,000	—	0.97	3/28/28
	2/16/21	4/1/22	(7)	687,500	3,062,500	8.26	2/15/31
Anna Bryson(16)	5/15/19	5/15/19	(8)	3,536	416	1.50	5/14/29
	6/10/20	5/1/20	(8)	53,328	46,662	1.54	6/9/30
	6/10/20	5/1/20	(9)	13,332	11,668	1.54	6/9/30
	9/29/20	8/21/21	(8)	11,334	19,334	2.21	9/28/30
	12/22/20	8/21/22	(10)	11,666	68,334	4.12	12/21/30
	2/5/21	2/1/21	(7)	256,600	410,668	8.26	2/4/31
Paul Jorgensen	8/29/17	2/13/19	(11)	31,245	—	0.82	8/28/27
	8/29/17	3/27/20	(12)	35,411	24,996	0.82	8/28/27
	2/13/19	3/27/20	(13)	32,584	23,000	1.09	2/12/29
	8/28/19	8/28/19	(8)	7,790	2,290	1.50	8/27/29
	9/2/20	7/1/20	(8)	73,334	73,334	2.21	9/1/30
	5/7/21	5/1/21	(8)	14,666	23,834	12.56	5/6/31
	2/15/22	2/15/22	(14)	—	—	—	—	46,945	1,520,079
	2/15/22	2/15/22	(15)	—	—	—	—	62,593	2,026,761
Nate Gross	6/10/20	5/1/20	(8)	90,006	46,662	1.54	6/9/30
	2/16/21	12/1/24	(8)	—	70,000	8.26	2/15/31
	2/16/21	2/1/21	(8)	135,758	137,042	8.26	2/15/31
	8/15/22	8/15/22	(14)	—	—	—	—	31,940	1,034,217
Jennifer Chaloemtiarana(16)	9/2/20	8/24/20	(9)	108,541	83,584	2.21	9/1/30
	2/16/21	3/4/21	(8)	834	20,000	8.26	2/15/31
	2/16/21	9/1/24	(8)	—	70,000	8.26	2/15/31
	8/15/22	8/15/22	(14)	—	—	—	—	25,552	827,374
_____________
(1)Unless otherwise described herein, each option grant is subject to the terms of our 2010 Plan and each RSU is subject to the terms of our 2021 Plan.
(2)The market value of the outstanding RSUs was calculated by multiplying the number of shares shown in the Table by $32.38, which was the closing market price of Doximity's Class A common stock on March 31, 2023, the last trading day of our fiscal year.
(3)The shares subject to the stock option vested subject to a time-based and performance-based vesting schedule. The shares subject to the stock option vested 1/12th monthly starting May 7, 2021, the date that the Board determined Mr. Tangney met certain goals related to revenue, corporate governance and IPO readiness, and member engagement; vesting was subject to Mr. Tangney’s continuous service relationship with the company through each applicable vesting date.
(4)This option became fully vested on March 27, 2021.
(5)This grant was made outside of the 2010 Plan as a retention grant to incentivize Mr. Tangney to lead us through achieving certain company goals and vested in full on May 31, 2022, when the following vesting condition was met: Prior to September 30, 2022, either (i) the company completed a qualified initial public offering and the average daily closing price of the company’s common stock during the three-month period commencing on the first date of the fourth calendar month following the expiration of the post-IPO lock-up period exceeded $9.66 per share; or (ii) the company completed a liquidation event where the value of the company’s common stock in such transaction equaled or exceeded $9.66 per share. The stock price target of $9.66 per share was based on an increase of ten times the price of the company’s common stock at the time the option was granted in 2018.
(6)This option became fully vested on March 11, 2022.
(7)1/60th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(8)1/48th of the shares subject to the stock option vest on a monthly basis following the vesting commencement date, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.

(9)1/4th of the shares subject to the stock option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter, generally subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(10)1/48th of the shares subject to the stock option vest on a monthly basis following the fifth anniversary of Ms. Bryson’s hire date, August 21, 2022, subject to her continuous service relationship with the company through each applicable vesting date.
(11)The shares subject to this option vested subject to a time-based and performance-based vesting schedule. The shares subject to the stock option vested in 48 equal monthly installments following February 13, 2019, the date that the Board determined certain performance goals in 2018 were achieved, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(12)The shares subject to this option vest subject to a time-based and performance-based vesting schedule. The stock option vests in 48 equal monthly installments following March 27, 2020, the date that the Board determined certain performance goals in 2019 were achieved, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(13)The shares subject to this option vest subject to a time-based and performance-based vesting schedule. The stock option vests in 48 equal monthly installments following March 27, 2020, the date that the Board determined certain performance goals in 2020 were achieved, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(14)1/16th of the shares subject to this RSU vest on a quarterly basis following the vesting commencement date, subject to the named executive officer’s continuous service relationship with the company through each applicable vesting date.
(15)The shares subject to this RSU vest in full on December 31, 2024, subject to the named executive officer’s continuous service relationship with the company through the applicable vesting date.
(16)All unvested awards for the NEO are subject to vesting acceleration under certain circumstances pursuant to the terms of the RSU or option agreement, as described in the section titled “Potential Payments upon Termination or Change in Control” below.
2023 Options Exercised and Stock Vested Table
The following table provides information on stock option exercises and shares acquired on the vesting of stock awards by our named executive officers during fiscal year 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jeff Tangney	—	—	—	—
Anna Bryson	25,000	785,000	—	—
Paul Jorgensen	—	—	15,648	539,895
Nate Gross	—	—	4,563	157,950
Jennifer Chaloemtiarana	53,175	1,653,862	3,650	126,345
(1)The value realized on exercise is computed by multiplying the difference between the exercise price and the closing stock price of our Class A common stock on the date of exercise by the number of shares subject to the stock option that were exercised.
(2)The value realized on vesting is computed by multiplying the number of shares subject to the RSU that vested by the closing stock price of our Class A common stock on the vest date.

Potential Payments upon Termination or Change in Control

The following describes and quantifies the estimated amounts payable under existing plans and contractual arrangements we have entered into with our named executive officers, assuming a qualifying termination of employment occurred on March 31, 2023, based on the closing market price of our Class A common stock of $32.38 on such date.

Anna Bryson: Pursuant to Ms. Bryson’s amended offer letter, in the event of a termination of her employment by us without Cause or by Ms. Bryson as a result of a Constructive Termination within twelve months following the consummation of a Change in Control (as such capitalized terms are defined in the amended offer letter), Ms. Bryson will be eligible to receive acceleration of 100% of any of her then-outstanding and unvested equity awards, such that all equity awards will become vested and exercisable as of her separation date. Had such a qualifying termination of employment occurred on March 31, 2023, the value of the accelerated vesting of Ms. Bryson’s outstanding equity awards would have been $14,231,481.

Jennifer Chaloemtiarana: Pursuant to Ms. Chaloemtiarana’s offer letter, in the event of her termination of employment by us without Cause (as defined in the offer letter), Ms. Chaloemtiarana will receive a cash payment in an amount equal to six (6) months of her then-current base salary and a pro-rated portion of her annual incentive compensation (both paid in equal installments over six (6) months) and acceleration of the then-outstanding unvested equity that would have vested during the six (6) months following such termination of employment, so that any such equity awards will vest and become exercisable as of the date of her termination as if she had provided services to the company for an additional six (6) months. Had such a qualifying termination of employment for Ms. Chaloemtiarana occurred on March 31, 2023, the value of the cash salary severance would have been $150,000, the value of the cash annual incentive compensation would have been $100,000, and the value of the accelerated vesting of her outstanding equity awards would have been $1,128,834, for a total value of $1,378,834. In addition, in the event of a termination of Ms. Chaloemtiarana’s employment within twelve months following the consummation of a Change in Control (whether such termination is by us without Cause or by Ms. Chaloemtiarana as a result of Constructive Termination (as each such capitalized term is defined in the offer letter)), Ms. Chaloemtiarana will be eligible to receive a cash payment in an amount equal to six (6) months of her then-current base salary and a pro-rated portion of her annual incentive compensation (both paid in equal installments over six (6) months) and acceleration of 100% of any of her then-outstanding and unvested equity awards, such that all equity awards will become vested and exercisable as of her separation date. Had such a qualifying termination of employment for Ms. Chaloemtiarana occurred on March 31, 2023, the value of the cash salary severance would have been $150,000, the value of the cash annual incentive compensation would have been $100,000, and the value of the accelerated vesting of her outstanding equity awards would have been $5,519,903, for a total value of $5,769,903.

In addition, the Company’s equity plans provide for certain contingent benefits upon a change in control as described below:

The 2010 Equity Incentive Plan (the “2010 Plan”) provides that in the event of a merger or a “Change in Control,” as defined in the 2010 Plan, each outstanding award is treated as our board determines without participant consent. Outstanding awards may be (i) assumed or substituted by an acquiring company; (ii) upon written notice to participants, terminate upon or immediately prior to the Change in Control or merger; (iii) vest and become exercisable, or restrictions will lapse, in whole or in part prior to the Change in Control or merger; (iv) terminate for an amount of cash or property equal to what the participant would have received on exercise or realization of the award, if any; or (v) any combination of the foregoing. However, in the event that the acquiring company does not assume or substitute awards, (x) all vesting on options and stock appreciation rights shall fully accelerate and become exercisable, (y) all restrictions on restricted stock and restricted stock units will lapse, and (z) any performance-based vesting and performance goals or other vesting criteria will be deemed achieved at one-hundred percent of goal.

The 2021 Stock Option and Incentive Plan (the “2021 Plan”), provides that upon the effectiveness of a “sale event,” as defined in our 2021 Plan, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under our 2021 Plan. To the extent that awards granted under our 2021 Plan are not assumed or continued or substituted by the successor entity, all unvested awards granted under our 2021 Plan shall terminate. In such case, except as may be otherwise provided in the relevant award agreement, all options and stock appreciation rights with time-based vesting, conditions or restrictions that are not vested and exercisable immediately prior to the sale event will become fully vested and exercisable as of the sale event, all other awards with time-based vesting, conditions, or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event at the plan administrator’s discretion or to the extent specified in the relevant award agreement.
CEO PAY RATIO
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio. The annual total compensation for 2023 for our CEO, Mr. Tangney was $243,726 as reported under the heading “Summary Compensation Table.” Our median employee's annual total compensation for 2023 was $175,129, calculated using the same methodology as that for our CEO which includes both cash and equity based compensation. As a result, we estimate that Mr. Tangney's 2023 total compensation was approximately 1.39 times that of our median employee.
Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee using our employee population on March 31, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). We did not include any contractors or other non-employee workers in our employee population.
To identify the median employee, we used a consistently applied compensation measure consisting of annual base pay, actual commissions, actual bonuses, and the grant date fair value of equity awards granted to our employees during the fiscal year ended March 31, 2023. Compensation for new hire employees that commenced employment in fiscal year 2023 was annualized to reflect a full year.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the company used the CEO Pay Ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE

The following tables set forth information concerning the compensation of our named executive officers and our financial performance for the fiscal years ended March 31, 2023, and 2022.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our Chief Executive Officer, who is our principal executive officer (“PEO”) and the other named executive officers (“NEOs”), as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Fiscal 2023 Executive Compensation Program—Compensation Discussion and Analysis.”

Pay Versus Performance Table
The following table summarizes compensation values reported in the Summary Compensation Table (“SCT”) for our PEO and the average for our other NEOs, as compared to Compensation Actually Paid (“CAP”) and the Company’s financial performance for the fiscal years ended March 31, 2023 and 2022:

					Value of Initial Fixed $100 Investment Based On:(4)
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(3)	Total Shareholder Return(5) ($)	Peer Group Shareholder Return ($)(6)	Net Income (Millions) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	243,726	(101,686,366)	1,074,218	(7,298,566)	61.09	105.07	112.8
2022	243,388	217,519,085	3,225,392	23,272,821	98.28	110.08	154.8
_____________
(1)The following individuals were our Non-PEO NEOs in the respective years:
2023: Anna Bryson, Paul Jorgensen, Nate Gross, Jennifer Chaloemtiarana
2022: Anna Bryson, Paul Jorgensen, Joseph Kleine
(2)The dollar amounts reported in column (c) and (e) represent the CAP to our PEO and the average CAP to our other NEOs as a group, respectively, as computed in accordance with Item 402(v) of Regulation S-K, and do not reflect the actual amount of compensation earned by or paid to our PEO or our other NEOs as a group during the applicable year.
(3)In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported for our PEO and our other NEOs as a group in the “Total” column of the Summary Compensation Table for each year to calculate CAP.

	2023		2022
	Jeff Tangney	Average Non-PEO NEOs	Jeff Tangney	Average Non-PEO NEOs
Total Compensation from SCT	243,726	1,074,218	243,388	3,225,392
Adjustments for equity awards:
Grant date values in the SCT	—	(607,114)	—	(2,527,583)
Year-end fair value of unvested awards granted in the current year	—	465,398	—	2,642,209
Fair values at vest date for awards granted and vested in current year	—	71,074	—	151,970
Change in fair values from prior year-end to current year-end of unvested awards granted in prior years	(59,377,394)	(6,059,523)	193,320,370	12,370,846
Change in fair values from prior year-end to vest date of awards granted in prior years that that vested in the year	(42,552,698)	(2,242,619)	23,955,327	7,409,987
Forfeitures during current year equal to prior year-end fair value	—	—	—	—
Dividends or dividend equivalents not otherwise included in total compensation	—	—	—	—
Total Adjustments for Equity Awards	(101,930,092)	(8,372,784)	217,275,697	20,047,429
Compensation Actually Paid	(101,686,366)	(7,298,566)	217,519,085	23,272,821

(4)The Company and the Peer Group total shareholder return is determined based on the value of an initial fixed investment of $100 on June 24, 2021 (the date that our Class A common stock commenced trading on the NYSE) through the end of the listed year, and assumes that all dividends were reinvested.
(5)Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR of the S&P 500 Information Technology Index, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated

Performance Measures

In fiscal 2023, the compensation for our NEOs focused on our efficiency, certain strategic initiatives, and cost savings as discussed in greater detail in “Fiscal 2023 Executive Compensation Program—Compensation Discussion and Analysis” above. As the Company does not use any financial performance measures to link executive compensation actually paid to company performance, we do not have a Company Selected Measure for 2023 or a tabular list of performance measures used by us to link CAP to our NEOs.
Relationship Between Compensation Actually Paid and Financial Performance Measures

Relationship between CAP, Cumulative Total Shareholder Return (“TSR”) of the Company and Cumulative TSR of the Peer Group
The graph below illustrates the relationship between CAP for our PEO, the average of CAP for our Non-PEO NEOs, the Company's cumulative TSR, and the cumulative TSR of the S&P 500 Information Technology Index for the fiscal years ended March 31, 2023 and 2022.

Relationship Between CAP and Net Income
The graph below illustrates the relationship between the CAP for our PEO, the average of CAP for our Non-PEO NEOs, and the Company's net income for the fiscal years ended March 31, 2023 and 2022.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows certain information with respect to all of our equity compensation plans, including the 2010 Equity Incentive Plan (the “2010 Plan”), 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and the 2021 Stock Option and Incentive Plan (the “2021 Plan”), in effect as of March 31, 2023, as well as shares that may be issued pursuant to warrants and options issued under arrangements outside of the 2010 Plan, 2021 ESPP, and the 2021 Plan.

	Equity Compensation Plan Information
Plan category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by security holders (1)	21,908,794	(2)	4.85	(3)	37,354,789	(4)
Equity compensation plans not approved by security holders	3,295,665	(5)	2.78		N/A
Total	25,204,459		4.55	(3)	37,354,789
_____________
(1)The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each April 1, beginning on April 1, 2022 and continuing through April 1, 2031, by 5% of the total number of shares of our Class A and Class B common stock issued and outstanding as of the immediately preceding March 31 or such lesser number of shares as determined by our compensation committee. The 2021 ESPP provides that the number of shares reserved and available for issuance under the 2021 ESPP will automatically increase each April 1, beginning on April 1, 2022 and continuing through April 1, 2031, by the lesser of 6,750,000 shares of our Class A common stock, 1% of the outstanding number of shares of our Class A common stock and Class B common stock on the immediately preceding March 31, or such lesser number of shares as determined by our compensation committee. As of March 31, 2023, a total of 31,112,162 shares of our Class A common stock have been reserved for issuance pursuant to the 2021 Plan, which number excludes the 9,697,040 shares that were added to the 2021 Plan as a result of the automatic annual increase on April 1, 2023. The Company no longer makes grants under the 2010 Plan. As of March 31, 2023, a total of 6,242,627 shares of our Class A common stock have been reserved for issuance pursuant to the 2021 ESPP, which number excludes the 1,939,408 shares that were added to the 2021 ESPP as a result of the automatic annual increase on April 1, 2023.
(2)Includes 19,751,837 shares of Class B common stock issuable upon the exercise of outstanding options and 2,156,957 shares of Class A common stock issuable upon the vesting of RSUs.
(3)As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)As of March 31, 2023, there were 31,112,162 shares of Class A common stock available for grant under the 2021 Plan and 6,242,627 shares of Class A common stock available for grant under the 2021 ESPP.
(5)Includes shares of common stock issuable upon the exercise of outstanding options granted to Mr. Tangney outside of the 2010 Plan, as described in the “Outstanding Equity Awards at 2023 Year-End” table, shares of common stock issuable upon the exercise of warrants granted to U.S. News & World Report, L.P., and certain other non-plan issuances.

PROPOSAL THREE:
NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION.
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say-on-Pay Vote”) to approve the compensation of our named executive officers. It is expected that the first Say-on-Pay Vote will occur at the annual meeting of stockholders in calendar year 2024. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for the Say-on-Pay Vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
Our board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal.
This “Say-on-Frequency” vote is advisory, and therefore not binding on the Company, the board or the Compensation Committee. However, the board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on Proposal Three. The preferred frequency of future non-binding advisory votes on the compensation of our named executive officers will be the option that receives the highest number of votes from the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on this proposal. Abstentions will have the effect of a vote “Against” this proposal. Broker non-votes will each have no effect on the outcome of this proposal.
Recommendation of our Board
OUR BOARD RECOMMENDS THAT YOU VOTE “ONE YEAR” FOR THE NON-BINDING FREQUENCY OF FUTURE SAY-ON-PAY VOTES, ONCE THE COMPANY IS REQUIRED TO HOLD A SAY-ON-PAY VOTE.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2023, for:
•each of our named executive officers for fiscal 2023;
•each of our directors;
•all of our directors and executive officers as a group; and
•each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our common stock on 120,682,472 shares of our Class A common stock and 73,258,344 shares of our Class B common stock outstanding as of April 1, 2023. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 1, 2023 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person. We have deemed shares of our common stock subject to restricted stock unit awards for which the service condition has been satisfied or would be satisfied within 60 days of April 1, 2023 to be outstanding and to be beneficially owned by the person holding the restricted stock unit awards for the purpose of computing the percentage ownership of that person. However, we did not deem these shares subject to stock options or restricted stock unit awards outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Doximity, Inc., 500 3rd St., Suite 510, San Francisco, CA 94107.

	Shares Beneficially Owned
	Class A		Class B §		Total Voting%†	Total Ownership%
	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Tangney Schweikert Family Trust(1)	—	*	44,203,330	60.3%	51.8%	26.8%
Entities affiliated with Emergence Capital Partners II, L.P.(2)	775,000	*	18,800,728	25.7%	22.1%	14.0%
Entities affiliated with Morgan Stanley(3)	15,074,620	12.5%	—	*	1.8%	12.5%
Entities affiliated with FMR LLC(4)	8,361,755	6.9%	—	*	1.0%	6.9%
Entities affiliated with The Vanguard Group(5)	9,169,268	7.6%	—	*	1.1%	7.6%
Named Executive Officers and Directors:
Jeffrey Tangney(6)	399,350	*	53,933,830	70.2%	60.7%	31.1%
Regina Benjamin(7)	—	*	361,586	*	*	*
Timothy Cabral(8)	—	*	458,948	*	*	*
Kevin Spain(9)	855,901	*	18,800,728	25.7%	22.1%	14.1%
Kira Wampler(10)	—	*	527,200	*	*	*
Phoebe Yang	—	*	—	*	*	*
Anna Bryson(11)	104,763	*	386,682	*	*	*
Jennifer Chaloemtiarana(12)	7,725	*	120,875	*	*	*
Nate Gross(13)	478,218	*	244,346	*	*	*
Paul Jorgensen(14)	207,433	*	214,944	*	*	*
All directors and executive officers as a group (10 persons)(15)	2,053,390	1.7%	75,049,139	94.8%	82.5%	39.4%
_____________
*Represents less than one percent (1%).
† Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class A common stock are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share.
§ The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.
(1)Consists of (i) 20,000,000 shares of Class B common stock held of record by Tangney Annuity Trust, LLC and (ii) 24,203,330 shares of Class B common stock held of record by Tangney Schweikert Family Trust. Mr. Tangney has sole voting power and sole dispositive power with respect to the shares held by Tangney Annuity Trust, LLC. Mr. Tangney and his wife, Claudia Schweikert, share voting and dispositive power over the shares held by Tangney Schweikert Family Trust.
(2)Consists of (i) 18,800,728 shares of Class B common stock held by Emergence Capital Partners II, L.P., or ECP II, and (ii) 775,000 shares of Class A common stock held by Emergence Capital Opportunity I, L.P, or ECO I. Emergence Equity Partners II, L.P., or EEP II, is the sole general partner of ECP II and may be deemed to beneficially own shares held by ECP II. Emergence Equity Partners VI, L.P., or EEP VI, is the sole general partner of ECO I, and may be deemed to beneficially own shares held by ECO I. Emergence GP Partners, LLC, or EGP, is the sole general partner of EEP II and the sole general partner of EEP VI, and may be deemed to beneficially own shares held by ECP II and ECO I. Kevin Spain is a partner of EEP II and shares voting and dispositive power over the shares held by ECP II. Mr. Spain is also a member of our board of directors, and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for ECP II is 5 Pier, Suite 102, San Francisco, CA 94111.
(3)Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023 by Morgan Stanley. Consists of 15,074,620 shares of Class A common stock held of record by Morgan Stanley. Morgan Stanley has shared voting power over 14,009,997 shares and shared dispositive power over 15,074,620 shares. Morgan Stanley Investment Management Inc., is a wholly-owned subsidiary of Morgan Stanley and may be deemed to beneficially own shares held by Morgan Stanley. The address for Morgan Stanley is 1585 Broadway New York, NY 10036.

(4)Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023 by FMR LLC. Consists of 8,361,755 shares of Class A common stock held of record by FMR LLC. Of the shares of Class A common stock beneficially owned, FMR LLC reported that it has sole dispositive power over 8,361,755 shares and sole voting power over 8,360,104 shares. FMR LLC reported that Fidelity Management & Research Company LLC is the beneficial owner of 5% or greater of the outstanding shares reported by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)Beneficial ownership information is based on information contained in the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. Consists of 9,169,268 shares of Class A common stock held of record by The Vanguard Group. The Vanguard Group has shared voting power over 42,159 shares, sole dipositive power over 9,039,637 shares and shared dispositive power over 129,631 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Consists of (i) 20,000,000 shares of Class B common stock held of record by Tangney Annuity Trust, LLC, (ii) 24,203,330 shares of Class B common stock held of record by Tangney Schweikert Family Trust, (iii) 6,171,666 shares of Class B common stock held of record by Mr. Tangney, (iv) 399,350 shares of Class A common stock held of record by Mr. Tangney and (v) 3,558,834 shares of Class B common stock subject to outstanding stock options that are exercisable within 60 days of April 1, 2023. Mr. Tangney has sole voting power and sole dispositive power with respect to the shares held by Tangney Annuity Trust, LLC. Mr. Tangney and his wife, Claudia Schweikert, share voting and dispositive power over the shares held by Tangney Schweikert Family Trust.
(7)Consists of 361,586 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023.
(8)Consists of 458,948 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023.
(9)Consists of (i) 18,800,728 shares of Class B common stock held by ECP II, and (ii) 80,901 shares of Class A common stock held of record by The Spain-Goralnik Family Trust 12/7/12 and (iii) 775,000 shares of Class A common stock held by ECO I as reflected in footnote (2) above. Mr. Spain, a member of our board of directors, is a partner of EEP II and shares voting and dispositive power with regard to the shares directly held by ECP II. Mr. Spain disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(10)Consists of 527,200 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023.
(11)Consists of (i) 104,763 shares of Class A common stock and (ii) 386,682 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023.
(12)Consists of (i) 120,875 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023, (ii) 5,900 shares of Class A common stock and (iii) 1,825 shares of Class A common stock subject to RSUs that vest within 60 days of April 1, 2023.
(13)Consists of (i) 244,346 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023, (ii) 376,346 shares of Class A common stock, (iii) 2,281 shares of Class A common stock subject to RSUs that vest within 60 days of April 1, 2023 and (iv) 99,591 shares of Class A common stock held by Nathan Gross 2021 Annuity Trust U/A, of which Mr. Gross is trustee.
(14)Consists of (i) 214,944 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023, (ii) 203,521 shares of Class A common stock and (ii) 3,912 shares of Class A common stock subject to RSUs that vest within 60 days of April 1, 2023.
(15)Consists of (i) 2,045,372 shares of Class A common stock beneficially owned by our current directors and executive officers, (ii) 69,175,724 shares of Class B common stock beneficially owned by our current directors and executive officers, (iii) 8,018 shares of Class A common stock subject to RSUs held by our current directors and executive officers that vest within 60 days of April 1, 2023, and (iv) 5,873,415 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of April 1, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed, when required, in the sections titled “Executive Officers” and “Executive Compensation” the following is a description of each transaction since April 1, 2022 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Stock Transfers
On November 30, 2022, Jeff Tangney transferred 3,600 shares of our common stock to Mr. Tangney’s family members, for no consideration.
Investors’ Rights Agreement
We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The parties to the investors’ rights agreement include Jeffrey Tangney, our Chief Executive Officer and a current director, and entities affiliated with Mr. Tangney and entities affiliated with InterWest Partners, Emergence Capital Partners, and Morgenthaler Ventures.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•any breach of their duty of loyalty to our Company or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•any unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which they derived an improper personal benefit.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our amended and restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Procedures for Approval of Related Party Transactions
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.
Certain of the transactions described above were entered into prior to the adoption of this policy. Accordingly, such transactions were approved by either the audit committee or the disinterested members of our board after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party. Any related party transactions entered into after we adopted this policy were approved by our audit committee after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

ADDITIONAL INFORMATION
Our board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

* * *

doximity

DOXIMITY, INC.
500 3RD STREET
SUITE 510
SAN FRANCISCO, CA 94107

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DOCS2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Doximity, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than July 25, 2023, to be voted at the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18677-P91984

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOXIMITY, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. To elect Class II Directors to serve until the annual meeting of stockholders to be held in 2026 or until his or her successor has been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kevin Spain
02) Timothy Cabral

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending March 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote "1 Year" for the following proposal:	1 Year	2 Years	3 Years	Abstain
3. To hold a non-binding, advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V18678-P91984

DOXIMITY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

JULY 26, 2023 at 9:00 a.m. PT

The stockholder(s) hereby appoint(s) Jeffrey Tangney, Anna Bryson, and Jennifer Chaloemtiarana, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Doximity, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Time on Wednesday, July 26, 2023, virtually at www.virtualshareholdermeeting.com/DOCS2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (i) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (ii) "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2024; (iii) EVERY "ONE YEAR" FOR THE NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION; AND (iv) IN THE DISCRETION OF THE PROXIES, UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, CONTINUATION OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE